Exhibit 31

CERTIFICATIONS

I, Kevin W. Sharer, Chairman of the Board and Chief Executive Officer of Amgen Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Amgen Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 14, 2012	/s/ KEVIN W. SHARER
Kevin W. Sharer
Chairman of the Board and Chief Executive Officer

CERTIFICATIONS

I, Jonathan M. Peacock, Executive Vice President and Chief Financial Officer of Amgen Inc., certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Amgen Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 14, 2012	/s/ JONATHAN M. PEACOCK
Jonathan M. Peacock
Executive Vice President and Chief Financial Officer